Exhibit 99.1

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), is made and entered into as of January 6, 2009 (the “Closing Date”), by and among: (i) Comarco Wireless Technologies, Inc., a Delaware corporation (“CWT”) and Comarco, Inc., a California corporation (“Comarco,” and collectively with CWT, the “Seller Parties”), on the one hand; (ii) Ascom Inc., a California corporation (“Purchaser”) and Ascom Holding AG, a corporation organized under the laws of Switzerland (“Parent,” and collectively with Purchaser, the “Purchaser Parties”), on the other hand; and (iii) U.S. Bank National Association (the “Escrow Agent”).

RECITALS

Whereas, Purchaser Parties and Seller Parties have entered into an Asset Purchase Agreement dated as of September 26, 2008 (the “Purchase Agreement”), pursuant to which Purchaser is acquiring certain assets from the Seller Parties and assuming certain liabilities. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

Whereas, the Purchase Agreement contemplates the establishment of an escrow arrangement as security for the rights of the Purchaser Parties and their respective officers, directors, shareholders, employees, agents, representatives, Affiliates, successors and assigns (collectively the “Purchaser Indemnitees”) under Article VIII of the Purchase Agreement.

AGREEMENT

As an inducement to the Purchaser Parties and in consideration of the benefits provided under the Purchase Agreement, the parties, intending to be legally bound, agree as follows:

Section 1. Establishment of Escrow Fund.

1.1 Deposit of Escrow Amount. At the Closing, in accordance with the Purchase Agreement, Purchaser shall deposit with the Escrow Agent cash in the amount of one million, two hundred seventy five thousand dollars ($1,275,000) (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn or losses on investments, the “Escrow Fund”). The Escrow Fund shall be held as security for the indemnification rights of the Purchaser Indemnitees pursuant to Article VIII of the Purchase Agreement and in accordance with Section 8.02(C) of the Purchase Agreement.

1.2 Appointment of Escrow Agent. The Purchaser Parties and the Seller Parties hereby appoint the Escrow Agent to serve as, and Escrow Agent hereby agrees to act as, escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

1.3 Transferability. This Agreement may not be assigned without the express written consent of the Seller Parties and the Purchaser Parties (which consent may not be unreasonably withheld), as the case may be; provided, however, that express written consent is not required from the other parties to the extent that a party (i) sells, transfers or disposes of all or substantially all of its assets or (ii) consummates a merger or consolidation in which it is not the surviving entity or a third party acquires, a single or series of related transactions, the beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of its outstanding securities in the assigning party.

1.4 Trust Fund. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Fund until it is released in accordance with Section 6 below.

1.5 Investment of Escrow Fund. The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund in (a) demand or time deposits of the Escrow Agent with a tenor of one month renewable automatically for the same period or (b) such other investments as Purchaser and the Seller Representative shall approve in writing. In the absence of written instructions to the contrary, funds will be invested in the Escrow Agent’s Insured Money Market Account. As and when the Escrow Fund is to be released under this Agreement, the Escrow Agent shall cause the investments to be converted into cash in accordance with its customary procedures and shall not be liable for any loss of principal or income in connection therewith. The Escrow Agent shall not be liable for any loss of principal or income due to the choice of investments in which the Escrow Fund is invested or the choice of investments converted into cash pursuant to this Section 1.5.

Section 2. Administration of Escrow Fund. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Fund as follows:

2.1 If any Purchaser Parties on their own behalf or on behalf of any Purchaser Indemnitee has incurred or suffered a Loss for which it is entitled to indemnification under Article VIII of the Purchase Agreement, Purchaser shall, on behalf of such Purchaser Indemnitee, deliver a written claim notice (a “Claim Notice”) to Comarco and to the Escrow Agent. Each Claim Notice shall state (a) that Purchaser reasonably believes in good faith that there is or has been a breach of a representation, warranty or covenant contained in the Purchase Agreement specifying the section of the Purchase Agreement or that such Purchaser Indemnitee is otherwise entitled to indemnification pursuant to Article VIII of the Purchase Agreement, (b) a description of the facts and circumstances in reasonable detail supporting the basis for such belief that there is or has been such a breach or the basis for which such Purchaser Indemnitee is so entitled to indemnification under Article VIII of the Purchase Agreement, (c) the amount of Losses such Purchaser Indemnitee has so incurred or suffered (the “Claimed Amount”), and (d) the extent to which the Basket has been applied against the current and/or previous Claim Notices.

2.2 Within thirty (30) days after receipt by Comarco of a Claim Notice, Comarco may deliver to Purchaser and to the Escrow Agent a written response (the “Response Notice”) in which Comarco either: (a) agrees that an amount of cash equal to the full Claimed Amount may be released from the Escrow Fund to Purchaser on behalf of the Purchaser Indemnitee; (b) agrees that an amount of cash equal to part, but not all, of the Claimed Amount (the “Agreed Amount”) may be released from the Escrow Fund to Purchaser on behalf of the Purchaser Indemnitee; or (c) indicates that no part of the Escrow Fund may be released from the Escrow Fund to the Purchaser on behalf of the Purchaser Indemnitee in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Purchaser pursuant to the Response Notice shall be the “Contested Amount.” If a Response Notice is not received by the Escrow Agent within such thirty (30) day period, then Comarco shall be conclusively deemed to have agreed that an amount of cash equal to the full Claimed Amount may be released to the Purchaser on behalf of the Purchaser Indemnitee from the Escrow Fund and the Escrow Agent shall release such amount to the Purchaser as provided in Section 2.3.

2.3 If Comarco delivers a Response Notice agreeing that an amount of cash equal to the full Claimed Amount may be released from the Escrow Fund to the Purchaser on behalf of such Purchaser Indemnitee, or if Comarco does not deliver a Response Notice on a timely basis in accordance with Section 2.2, the Escrow Agent shall within five (5) business days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice, within five (5) business days following the expiration of the thirty (30) day period referred to in Section 2.2), deliver to the Purchaser on behalf of such Purchaser Indemnitee such amount of cash equal to the Claimed Amount. Such payment shall be deemed to be made in full satisfaction of the claim described in such Claim Notice.

2.4 If Comarco delivers a Response Notice agreeing that an amount of cash equal to less than the full Claimed Amount may be released from the Escrow Fund to the Purchaser, the Escrow Agent shall, within five (5) business days following the receipt of such Response Notice, deliver to the Purchaser on behalf of such Purchaser Indemnitee an amount of cash equal to the Agreed Amount. Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice, with the remaining amount being the Contested Amount as provided in Section 2.2.

2.5 If Comarco delivers a Response Notice indicating that there is a Contested Amount, Comarco and the Purchaser shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Purchaser and Comarco resolve such dispute, such written resolution shall be binding on the Purchaser Parties and such Purchaser Indemnitee, and a settlement agreement shall be signed by Purchaser and Comarco and sent to the Escrow Agent, which shall, upon receipt thereof, if applicable, release cash from the Escrow Fund in accordance with such agreement. Unless and until the Escrow Agent shall receive written notice that any such dispute has been resolved by the Purchaser and Comarco, the Escrow Agent may assume without inquiry that such dispute has not been resolved. If the Purchaser and Comarco fail to reach agreement within thirty (30) days after Comarco’s delivery of a Response Notice indicating that there is a Contested Amount, then the claim described in the Claim Notice shall be settled pursuant to the provisions set forth in Section 10.11 of the Purchase Agreement.

2.6 The Escrow Agent shall release funds from the Escrow Fund in connection with any Contested Amount within five (5) business days after the delivery to it of: (i) a copy of a settlement agreement executed by Purchaser and Comarco setting forth instructions to the Escrow Agent as to the amount of cash, if any, to be released from the Escrow Fund, with respect to such Contested Amount; or (ii) in the absence of such a settlement agreement, a copy of a final and conclusive decision or award of an arbitrator appointed pursuant to Section 10.11 of the Purchase Agreement.

2.7 In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its discretion: (a) refrain from taking action, and may retain the Escrow Fund until and unless it receives written instruction signed by the parties hereto that eliminates such uncertainty or ambiguity; (b) resign so a successor can be appointed pursuant to Section 7 hereof; or (c) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves.

Section 3. Release of Escrow Fund. Within one (1) business day after the Termination Date (as defined in Section 6 hereof), the Escrow Agent shall distribute to Comarco the cash held in the Escrow Fund, including any interest earned thereon, not otherwise distributed to the Purchaser pursuant to Section 2 or to Comarco pursuant to Section 8.11. Notwithstanding the foregoing, if prior to the Termination Date, Purchaser has properly given a Claim Notice containing a claim which has not been resolved prior to such date in accordance with Section 2, the Escrow Agent shall retain in the Escrow Fund after the Termination Date an amount of cash equal to the amount described in the Claim Notice or the Contested Amount, as applicable.

Section 4. Fees and Expenses. The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit A hereto. In accordance with Exhibit A, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid in equal portions by the Seller Parties, as to 50%, and the Purchaser Parties, as to the remaining 50%; provided, however, any fees and expenses attributable to the Seller Parties shall first be deducted by the Escrow Agent from earned interest payable on the Escrow Fund.

Section 5. Limitation of Escrow Agent’s Liability.

5.1 The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only, each of which duties is merely ministerial in nature, and the Escrow Agent shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the written advice of counsel (whether such counsel shall be regularly retained or specifically employed), and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone, provided that Escrow Agent exercised reasonable care in selecting such counsel. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

5.2 Purchaser Parties and the Seller Parties hereby agree jointly and severally to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent carrying out its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation or removal of the Escrow Agent.

Section 6. Termination. The terms of this Agreement shall terminate on the date that is the one year anniversary of the Closing Date (the “Termination Date”) or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if on or prior to the Termination Date, the Escrow Agent has received from Purchaser a Claim Notice in accordance with the terms and requirements set forth in Section 2.1, setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect with respect to the Escrow Fund for the purpose of resolving Contested Claim until such Contested Claim has been resolved and the Escrow Fund released in accordance with this Agreement.

Section 7. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than thirty (30) days after it is given to all parties hereto; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Purchaser Parties and Seller Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Purchaser Parties and Seller Parties fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California, which successor escrow agent shall be reasonably acceptable to Purchaser Parties and Seller Parties. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Purchaser and Comarco as to the transfer of the Escrow Fund to a successor escrow agent. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring the Escrow Fund to a successor escrow agent. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity (including the administration of the Escrow Fund) may be transferred, shall be the Escrow Agent under this Agreement without further act.

Section 8. Miscellaneous.

8.1 Attorneys’ Fees. As among the Seller Parties and the Purchaser Parties, if any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled) at trial, or in any appeal or other post-judgment proceeding, in addition to all other amounts provided by law.

8.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

(a)	if to the Seller Parties:

Comarco, Inc.
25541 Commercentre Drive
Lake Forest, CA 92630
Attention: Mr. Sam Inman
Fax: (949) 599-1410

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, Suite 1700
Costa Mesa, CA 92626
Attention: William Simpson, Esq. and Stephen D. Cooke, Esq.
Fax: 714 668-6364

(b)	if to the Purchaser Parties:

Ascom Holding AG Stettbachstrasse 6 CH - 8600 Dübendorf Attention: Patrick Grawehr, Esq. Fax: 41 44 823 1359 with a copy to:

Baker & McKenzie LLP 12544 High Bluff Drive, Third Floor San Diego, CA 92130 Attention: Ken Funahashi, Esq. Fax: 858 259 8290

(c)	if to the Escrow Agent:

U.S. Bank National Association Corporate Trust Services 633 West Fifth Street, 24th Floor Los Angeles, CA 90071 Attention: Ilse J. Maldonado (2008 Comarco/Ascom Escrow) Fax: 213 615 6199

Notwithstanding the foregoing, notices and the like addressed to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

8.3 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any controversy, claim or dispute between the Seller Parties and the Purchaser Parties directly or indirectly concerning this Agreement shall be settled pursuant to Sections 10.11 and 10.13 of the Purchase Agreement.

8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (if any).

8.6 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.7 Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

8.8 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

8.9 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

8.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

8.11 Tax Reporting Information and Certification of Tax Identification Numbers; Distribution of Interest Income.

(a) The parties hereto agree that, for all tax purposes, all amounts held in the Escrow Fund, including interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocated to the Seller Parties. The parties hereto agree to provide the Escrow Agent with its tax identification number by furnishing an appropriate Form W-9 or W-8 BEN and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent. The parties understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold and promptly to remit to the Internal Revenue Service a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

(b) At the end of 2009 and at the end of each calendar year thereafter (until the Termination Date) and on the Termination Date, the Escrow Agent shall promptly transfer to Comarco by wire transfer of immediately available funds an amount equal to the product of 40 percent multiplied by the amount of accrued interest or income earned on the Escrow Fund since the last payment date under this Section. Comarco agrees to provide the Escrow Agent with certified tax identification numbers for the appropriate Seller Party.

8.12 Cooperation. The Seller Parties and the Purchaser Parties agree to cooperate fully with the other party and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.13 Brokerage Confirmations. The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations, to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports.

8.14 Specific Performance. The parties expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon breach or threatened breach of this terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

8.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e) All fractions, quotients and the product of any other computations contemplated in this Agreement shall be rounded to the fourth decimal point.

8.16 Counterparts. This Agreement may be executed in several counterparts (including facsimile), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

8.17 Patriot Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

(signature page follows)

IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

“Seller Parties”

COMARCO, INC.

By:	/s/ Samuel M. Inman, II
Name:	Samuel M. Inman, II
Its:	President and Chief Executive Officer

COMARCO WIRELESS TECHNOLOGIES, INC.

By:	/s/ Samuel M. Inman, II
Name:	Samuel M. Inman, II
Its:	President and Chief Executive Officer

[SIGNATURE PAGE TO ESCROW AGREEMENT]

“Purchaser Parties”

ASCOM INC.

By:	/s/ Reto Pontoni
Name:	Reto Pontoni
Its:	Chief Financial Officer

By:	/s/ Patrick Grawehr, Esq.
Name:	Patrick Grawehr, Esq.
Its:	Secretary

ASCOM HOLDING AG

By:	/s/ Reto Pontoni
Name:	Reto Pontoni
Its:	Head of Corporate Treasury and Insurance

By:	/s/ Patrick Grawehr, Esq.
Name:	Patrick Grawehr, Esq.
Its:	General Counsel

[SIGNATURE PAGE TO ESCROW AGREEMENT]

“Escrow Agent”

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Georgina Thomas
Name:	Georgina Thomas
Its:	Trust Officer

[SIGNATURE PAGE TO ESCROW AGREEMENT]